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EXHIBIT 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Metropolitan Edison Company of our report dated February 28, 2003 relating to the consolidated financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2000, which appears in the Metropolitan Edison Company's 2002 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 28, 2003 relating to the consolidated financial statement schedules for the years ended December 31, 2002 and 2000, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Cleveland, Ohio
November 26, 2003

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  EXHIBIT 23(c)
CONSENT OF INDEPENDENT ACCOUNTANTS